Form N-SAR, Sub-Item 77D
Policies with respect to security investments

Nuveen Strategy Aggressive Growth Allocation Fund
Nuveen Strategy Balanced Allocation Fund
Nuveen Strategy Conservative Allocation Fund
Nuveen Strategy Growth Allocation Fund

Each a Series of Nuveen Strategy Funds, Inc.
811-07687

On October 1, 2014, notifications of each Funds changes in investment policy for the funds in the above-referenced Corporation were filed on Form
497 (supplement) to the Funds Statement of
Additional Information (SAI) dated December 31,
 2013, as supplemented. A copy of the supplement is contained in the Form 497 filing on October 1, 2014, accession number 0001193125-14-359793 and is herein incorporated by reference as an exhibit to the Sub-Item 77D of Form N-SAR.

Such supplement implemented the policy changes passed by the required vote of the shareholders at shareholder meetings held August 5, adjourned to August 15 and for Nuveen Strategy Aggressive
Growth Allocation Fund and Nuveen Strategy
Growth Allocation Fund, to September 19, 2014.